Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Cam Drecoll
630-637-0315
Cam.Drecoll@broadwindenergy.com

Tower Tech Holdings Changes Name to Broadwind Energy

Public Company Expands Focus to Deliver Total Supply Chain Solutions

in North American Energy Sectors

Manitowoc, Wis. (March 3, 2008) — Tower Tech Holdings Inc. (TWRT-OTC) has completed a corporate name change to Broadwind Energy, Inc.

Effective March 4, all common shares of Broadwind Energy, Inc., as well as shares previously traded under the TWRT symbol, will be traded on the Over The Counter market under the ticker symbol BWEN.

Broadwind manufactures, installs and maintains components for energy and infrastructure-related industries with a primary emphasis on the wind energy sector. The company employs approximately 800 people.

While wind tower manufacturing continues to be a major focus for Broadwind, strategic acquisitions have broadened the company’s reach and capabilities for a range of energy-related industries. Over the past six months, Broadwind has added platform companies with extensive capabilities in gearing systems manufacturing, refurbishing and repair; wind energy facility construction; and providing operations, maintenance, repair and refurbishing services for wind production equipment. In addition, Broadwind’s platform companies engaged in tower and gearing system manufacturing recently completed significant plant expansions and hiring campaigns which started in mid-2007.

“Broadwind Energy has taken positive steps to fill the gaps in the North American wind energy development and generation supply chain,” said J. Cameron Drecoll, Broadwind Energy CEO. “We are in a strong position financially, geographically and

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operationally to provide the products and services that energy companies need to operate effectively. By aggressively expanding our already broad base, we will continue to create advantages for Broadwind, our platform companies, our customers and our partners.”

Broadwind’s headquarters are in Manitowoc, Wis. Within a week, Broadwind will launch its website at www.broadwindenergy.com. The company also plans to roll out an advertising and marketing campaign in early April.

About Broadwind Energy, Inc.

Broadwind Energy (BWEN-OTC), headquartered in Manitowoc, Wis., manufactures, installs and maintains components for energy and infrastructure-related industries with a primary emphasis on the wind energy sector. The company’s operational platforms include wind tower manufacturing, other heavy steel manufacturing, service and construction and precision gear manufacturing. Its platform companies currently include Brad Foote Gear Works, Inc., a precision gearing systems manufacturer in Cicero, Ill.; Energy Maintenance Service (EMS), a wind energy operation and maintenance service provider in Gary, S.D.; RBA Inc., a heavy weld and machining fabricator in Manitowoc; and Tower Tech Systems, Inc., a wind tower manufacturer in Manitowoc. Broadwind has approximately 800 employees across the United States.

Forward Looking Statements

Certain statements found in this press release may constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements may be identifiable by words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words and relate to (i) the advantages created by our acquisitions and expansion, (ii) the planned launch of our website, and (iii) our upcoming advertising and marketing campaign.  Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following: (i) difficulties in integrating the operations of acquired businesses and our ability to successfully capitalize on the acquired business’s strengths and service offerings; (ii) unforeseen delays, costs or liabilities that may arise in connection with the acquisitions; (iii) unforeseen delays associated with the launch of our website or advertising and marketing campaign; (iv) fluctuations in general economic conditions; and (v) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB for fiscal year 2006).  Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements.